UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2013 (April 30, 2013)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, Suite 365

San Francisco, California 94104

(Address of principal executive offices, zip code)

(415) 568-2245
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, the Compensation Committee of the Board of Directors of Medgenics, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Stock Incentive Plan (the “Incentive Plan”), subject to stockholder approval. The amendment to the Incentive Plan was approved by stockholders at the Company’s Annual Meeting of Stockholders on April 30, 2013. The amendment increased the number of shares of common stock available for issuance under the Incentive Plan by 1,700,000 shares. A copy of the amendment to the Incentive Plan is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 30, 2013, the Company held its Annual Meeting of Stockholders. At the meeting, all eight directors of the Company were elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Tabulated with the name of each of the nominees elected is the number of votes cast for each nominee, the number of votes withheld with respect to each nominee and the number of broker non-votes with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Sol J. Barer	6,203,260	36,291	6,070,683

Eugene A. Bauer	6,176,482	63,069	6,070,683

Andrew L. Pearlman	6,203,060	36,491	6,070,683

Joel S. Kanter	6,199,384	40,167	6,070,683

Stephen D. McMurray	6,150,563	88,988	6,070,683

Alastair Clemow	6,203,260	36,291	6,070,683

Isaac Blech	6,199,884	39,667	6,070,683

Joseph J. Grano, Jr.	6,203,035	36,516	6,070,683

In addition, the proposal to amend the Incentive Plan was approved at the meeting with 5,192,035 votes in favor, 1,034,491 votes against, 13,025 abstentions and 6,070,683 broker non-votes. The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved at the meeting with 6,116,621 votes in favor, 110,145 votes against, 12,785 abstentions and 6,070,683 broker non-votes. With respect to the proposal to indicate, on a non-binding advisory basis, the preferred frequency of future executive compensation advisory votes, the Company’s stockholders cast 2,088,410 votes in favor of voting on executive compensation each year, 175,910 votes in favor of voting on executive compensation every two years, and 3,902,255 votes in favor of voting on executive compensation every three years. There were 72,976 abstentions with respect to this proposal. Finally, the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified at the meeting with 12,230,419 votes in favor, 36,373 votes against, 43,442 abstentions and no broker non-votes.

After considering the voting results set forth above, on April 30, 2013, the Company’s Board of Directors determined that future advisory votes on executive compensation will be held every three years until the next advisory vote on the frequency of executive compensation advisory votes is conducted or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	First Amendment of the Medgenics, Inc. Stock Incentive Plan (as amended and restated effective March 5, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin Title: Vice President – Administration

Date: May 1, 2013